Exhibit 4.10

Execution Version

RELEASE OF NOTE GUARANTEE

RELEASE OF NOTE GUARANTEE (this “Release”), dated as of June 10, 2010, entered into by and among Virgin Media Secured Finance PLC, a company incorporated in England and Wales (the “Issuer”); Virgin Media Television Rights Limited, a company incorporated in England and Wales (“VMTVR”); Virgin Media Television Limited, a company incorporated in England and Wales (“VMTV”); Challenge TV, a company registered in England and Wales (“Challenge”); Bravo TV Limited, a company registered in England and Wales (“Bravo”); Living TV Limited, a company registered in England and Wales (“Living”); Trouble TV Limited, a company registered in England and Wales (“Trouble”, and together with VMTVR, VMTV, Challenge, Bravo and Living, the “Released Guarantors”) and The Bank of New York Mellon as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (referred to below).

RECITALS

WHEREAS, the Issuer and the Note Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented, the “Indenture”), dated as of January 19, 2010, providing for the issuance of $1,000,000,000 aggregate principal amount of 6.50% Senior Secured Notes due 2018 and £875,000,000 aggregate principal amount of 7.00% Senior Secured Notes due 2018 (collectively, the “Notes”);

WHEREAS, under the terms of the Indenture each of the Note Guarantors (which term includes each of the Released Guarantors) unconditionally guaranteed the obligations of the Issuer under the Indenture and the Notes on the terms and conditions set forth therein (each, a “Note Guarantee”);

WHEREAS, Section 11.08(b)(4)(B) of the Indenture provides that the Note Guarantee of a Subsidiary Guarantor (which term includes each of the Released Guarantors) shall be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Note Guarantee, the Indenture, the Collateral Documents and the Intercreditor Deeds will be released and discharged upon the release or discharge of such Subsidiary Guarantor from its applicable guarantee obligations under the Existing Credit Facility (including by reason of termination of the Existing Credit Facility);

WHEREAS, the Released Guarantors have been released and discharged from the relevant guarantee obligations under the Existing Credit Facility pursuant to a Deed of Release (the “Credit Facility Release”), dated as of June 10, 2010, between, inter alia, the Security Trustee and the Released Guarantors, which is attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Released Guarantors mutually covenant and agree, and the Trustee acknowledges as follows:

1.                                      Pursuant to Section 11.08(b)(4)(B) of the Indenture, upon and subject to the release of the Released Guarantors’ guarantee obligations under the Existing Credit Facility pursuant to the Credit Facility Release, the Note Guarantee of each of the Released Guarantors is released and discharged, and each of the Released Guarantors is released and discharged from its obligations under its Note Guarantee and the Indenture.

2.                                      The Trustee shall not be responsible or liable in any manner whatsoever for or in respect of, and makes no representation as to, the validity, adequacy or sufficiency of this Release or for or in respect of the recitals contained herein, all of which recitals are made solely by the Released Guarantors and the Issuer.

3.                                      THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                      The parties may sign any number of copies of this Release.  Each signed copy shall be an original, but all of them together represent the same agreement.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed and attested, all as of the date first above written.

VIRGIN MEDIA SECURED FINANCE PLC

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN MEDIA TELEVISION RIGHTS LIMITED
By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Director of Virgin Media Directors

VIRGIN MEDIA TELEVISION LIMITED
By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Director of Virgin Media Directors

CHALLENGE TV
By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Director of Virgin Media Directors

BRAVO TV LIMITED
By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Director of Virgin Media Directors

LIVING TV LIMITED
By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Director of Virgin Media Directors

TROUBLE TV LIMITED
By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT GALE
Name: Robert Gale
Title: Director of Virgin Media Directors

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ MICHAEL LEE
Name: Michael Lee
Title: Senior Associate